UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 3, 2021

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether any registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 3, 2021, Lumen Technologies, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (collectively with the Company, “Sellers”) entered into a Purchase Agreement (the “Purchase Agreement”) with Connect Holding LLC, an affiliate of funds advised by Apollo Global Management, Inc. (“Purchaser”), for the purpose of divesting Sellers’ facilities-based incumbent local exchange business conducted within 20 Midwestern and Southeastern states (the “Divestiture”).

The Divestiture will be structured as the sale of the Acquired Subsidiaries (as defined in the Purchase Agreement), which conduct local exchange operations in Alabama, Arkansas, Georgia, Illinois, Indiana, Kansas, Louisiana, Michigan, Missouri, Mississippi, New Jersey, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Wisconsin.

In exchange for the Acquired Subsidiaries, Purchaser has agreed to pay $7.5 billion, subject to (i) offsets for assumed indebtedness (expected to be approximately $1.4 billion) and certain of Purchaser’s transaction expenses (estimated to be approximately $245 million) and (ii) working capital and other customary purchase price adjustments.

Upon consummating the Divestiture, affiliates of Purchaser and Sellers plan to enter into various commercial agreements designed to permit, among other things, the parties to continue to serve their respective customers. In connection with the Divestiture, Sellers plan to transfer to Purchaser pension assets and liabilities currently estimated at $2.5 billion.

The Divestiture is subject to customary closing conditions, including:

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	the authorizations required to be obtained from the Federal Communications Commission and certain state public service or public utility commissions; and

•	the absence of any legal restraint or order by any governmental entity that has the effect of making the Divestiture illegal or otherwise prohibiting the completion of the Divestiture.

For each of Sellers and Purchaser, the obligation to complete the Divestiture is also subject to the accuracy of the representations and warranties of, and compliance with covenants by, the other party, in accordance with the materiality standards set forth in the Purchase Agreement.

The Purchase Agreement provides that Sellers and Purchaser may mutually agree to terminate the Purchase Agreement before completing the Divestiture. In addition, either Sellers or Purchaser may elect to terminate the Purchase Agreement under various circumstances, including if the Divesture is not consummated on or before the date that is 15 months after the date of the Purchase Agreement, subject to extension by either party for an additional two-month period under certain circumstances.

Sellers and Purchaser have agreed to customary representations, warranties and covenants in the Purchase Agreement, including covenants (i) necessary to segregate Sellers’ divested business from the Company’s other retained businesses and (ii) with respect to conduct of the divested business prior to the consummation of the Divestiture. Sellers have also agreed to indemnify Purchaser for certain pre-closing taxes, litigation liabilities and other matters.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

The above description of the Purchase Agreement and the copy of the Purchase Agreement attached hereto have been included to provide investors with summary information regarding its terms. The Purchase Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Additional information about the Divestiture is contained in the Company’s press release issued on August 3, 2021. That press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this Current Report on Form 8-K and the press release attached hereto, including statements regarding regulatory approval, the timing, scope, financial terms and arrangements, and benefits of the proposed transactions, and other statements identified by words such as “will,” “estimates,” “expects,” “projects,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies; the possibility that Purchaser will not be able to finance the Divestiture on the terms contemplated or at all; the possibility that the anticipated benefits from the proposed transactions cannot be realized in the manner contemplated or at all; the possibility that it may be more difficult than anticipated to segregate the facilities-based business of Sellers and their subsidiaries from the Company’s other businesses in connection with the Divestiture; the possibility that the post-closing commercial relationships between the parties will not operate in the manner currently contemplated; the possibility that the Company might be required to pay higher than anticipated tax payments, to make unanticipated payments under the transaction agreements or to otherwise receive less net cash proceeds than anticipated; the possibility that the Company’s customers, vendors or employees could react unfavorably to the Divestiture; changes in the Company’s cash requirements, financial position or business, operational or financial plans; the effects of competition from a wide variety of competitive providers; and other risk factors and cautionary statements as detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission. There can be no assurance that the Divestiture will in fact be consummated in the manner described or at all. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the proposed transactions. You should not place undue reliance on these forward looking statements, which speak only as of the date of this Current Report on Form 8-K. Unless legally required, the Company undertakes no obligation and expressly disclaims any such obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Purchase Agreement, dated as of August 3, 2021, by and among Lumen Technologies, Inc., certain of its subsidiaries and Connect Holding LLC.

99.1	Press Release, dated August 3, 2021.

104	Cover page formatted as Inline XBRL and contained in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: August 3, 2021	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

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